UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   May 14, 2015

LIFEWAY FOODS, INC.

(Exact name of registrant as specified in its charter)

ILLINOIS	000-17363	36-3442829
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6431 West Oakton St. Morton Grove, IL		60053
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (847) 967-1010

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01   Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 14, 2015, Lifeway Foods, Inc. (the “Company”) received a letter (the “Nasdaq Notice”) from The NASDAQ Stock Market LLC (“Nasdaq”) notifying the Company that because it had not yet filed with the SEC its Annual Report on Form 10-K for the fiscal year ended December 31, 2014 (the “Form 10-K”) and its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2015 (the “Form 10-Q”), the Company is not in compliance with the periodic filing requirements for continued listing set forth in Nasdaq Listing Rule 5250(c)(1).

The Nasdaq Notice states that the Company is required to submit a plan to regain compliance with Nasdaq’s filing requirements for continued listing by June 5, 2015. Upon acceptance of the Company’s compliance plan, Nasdaq is permitted to grant an extension of up to 180 days from the Form 10-K’s filing due date for the Company to regain compliance with Nasdaq’s filing requirements for continued listing.

The Company is continuing to work diligently on its plan to regain compliance with Nasdaq Rule 5250(c)(1) and to file Form 10-K and Form 10-Q.

The Company issued a press release on May 20, 2015 disclosing the Company’s receipt of the Nasdaq Notice. A copy of such press release is attached as Exhibit 99.1 hereto.

Item 9.01    Financial Statements and Exhibits.

(d)   Exhibits:

Exhibit No.	Description

99.1	Press Release issued by the Company on May 20, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFEWAY FOODS, INC.
Dated: May 20, 2015	By:	/s/ Edward Smolyansky
Edward Smolyansky
Chief Financial and Accounting Officer, Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by the Company on May 20, 2015.